UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018 (November 17, 2017)

Fonon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51443	36-4739442
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N Keller Rd., Ste. G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The registrant, Fonon Corporation (“Fonon”), successfully recorded with the Food and Drug Administration (“FDA”) 15 laser system models on November 17th, 2017, as Class 1 laser products pursuant to the regulations for administration and enforcement of the Radiation Control for Health and Safety Act of 1968 designated by the Center for Devices and Radiological Health that meet the full requirements for stand-alone laser systems. As an added level of security, all laser models are equipped with redundantly switched safety interlocks to help prevent accidental exposure to excess laser radiation.

Management of Fonon believes that this achievement marks a foundational step in its strategic initiatives to increase transparency and communication with the investment community and to establish benchmarks for growth to meet its business plan goal of increasing its revenues in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fonon Corporation

Date: January 16, 2018	By:	/s/ Dmitriy Nikitin
Dmitriy Nikitin
President